UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

405 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 6, 2007, The Bancorp, Inc. (“Bancorp”) filed a Current Report on Form 8-K (the “Initial Report”) to report the closing of its purchase of Stored Value Solutions (“SVS”), a division of BankFirst, a South Dakota banking corporation. This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Initial Report to include the audited annual and unaudited interim financial statements of SVS, together with the unaudited pro forma financial statements of Bancorp required by Item 9.01. No other amendments to the Initial Report are being made by the Amendment.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Audited balance sheets of SVS as of December 31, 2006 and 2005, the related statements of income, cash flow and changes in divisional equity for the year ended December 31, 2006, a copy of which is attached as Exhibit 99.1 to this Amendment.

Unaudited balance sheet of SVS as of September 30, 2007, related statement of income, cash flow and changes in divisional equity for the nine months ended September 30, 2007, a copy of which is attached as Exhibit 99.2 to this Amendment.

(b)	Pro Forma Financial Information

Unaudited pro forma balance sheet of Bancorp as of September 30, 2007 and the related pro forma statements of income for the year ended December 31, 2006 and for the nine months ended September 30, 2007, a copy of which is attached as Exhibit 99.3 to this Amendment.

(d)	Exhibits

99.1	Audited Financial Statements of SVS as of December 31, 2006 and 2005 and for the year ended December 31, 2006.

99.2	Unaudited Interim Financial Statements of SVS as of September 30, 2007 and for the nine months ended September 30, 2007.

99.3	Unaudited Pro Forma Financial Statements of Bancorp as of and for the nine months ended September 30, 2007, and for the year ended December 31, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: February 15, 2008	By:	/s/ Martin F. Egan
Martin F. Egan
Chief Financial Officer, Senior Vice President and Secretary